EXHIBIT 10

LEASE

THIS LEASE entered into and effective November 13, 2006 between JERRY W. NEEL, SR. and SANDRA C. NEEL, hereinafter called “Lessor”, and J-KAN, INC., hereinafter called “Lessee”, which terms shall include (singular or plural) their heirs, personal representatives. Successors, and assigns where the context so requires, WITNESSETH:

1.

That for the consideration and covenants herein contained, the Lessor rents unto the Lessee the building and parking area known as Jerry Neel’s Bar-B-Q, 1823 Phoenix Avenue, Fort Smith, Arkansas, commencing November 1, 2005 and ending October 31, 2010 with rent of $4,000.00 payable on the first day of each month in advance to the Lessor or as Lessor may direct with a $10.00 charge each day late.

2.

Provided that Lessee is not in default under this Lease Agreement during the original term Lessee shall have the option to extend this Lease Agreement for one additional term of five (5) years by providing Lessor with sixty (60) days prior written notice. The extended term shall be on the same terms and conditions of this Lease Agreement except for the provisions regarding basic monthly rent, which shall be determined by Lessor and Lessee. Provided if Lessor and Lessee cannot agree, the basic monthly rent applicable to the extended term shall be at the then established market rate for similar facilities in the area.

3.

That the Lessee also agrees as follows: (a) to use the premises for restaurant purposes; (b) to keep the premises in proper sanitary condition and repair; (c) to pay all utility charges; (d) to be responsible for the loss or damage to all Lessee’s personal property; (c) to not make any alterations or changes in the premises nor assign or sublet the same without the written consent of the Lessor. If Lessor consents to alterations they shall become a permanent part of premises and not be removed; (f) to comply with all requirements of every governmental agency regulating the use of premises; (g) to be responsible for all damage and/or injuries that occur on or to the property and all persons and hold Lessor harmless from all claims; (h) to immediately report to Lessor all damages and problems with heating and air systems, plumbing, electric, leaks or any other problems; (i) to pay all real and personal property taxes; j) to pay for all repairs and maintenance; (k) to provide and pay for fire extended coverage and liability insurance with a company and in amounts approved by Lessor; and (l) at termination to surrender premises in like condition when taken, reasonable wear excepted.

4.

Lessor agrees that Lessee may peaceably hold the property during the term without hinderance [sic] by Lessor provided Lessee performs all terms and conditions of this Lease.

5.

That Lessor does not have insurance to cover Lessee and Lessor shall not be responsible for any loss or damage to Lessee’s personal property which may result from fire or other hazard.

6.

That should the Lessee default in the performance of any covenant or condition contained herein which default is not cured within 5 days after written notice to Lessee or on failure to the rent on the due date, Lessor may terminate this Lease, enter the premises, remove all parties therefrom, and hold any personal property of the Lessee for payment of rent or damages. Lessee waives the notice to quit and demand for possession. In the event the Lessor takes possession, the Lessee shall be liable for all damages and for the difference between the rent set forth herein and the amount which Lessor thereafter receives as rental. Nothing herein shall be construed to excuse payment by Lessee of any rental due to the date of default. That should Lessee default Lessee agrees to pay all cost of collection as may be permitted by law including attorney fees.

7.

This Agreement shall be binding on the parties, their heirs, successors and assigns and shall be governed by Arkansas law.

WITNESS our hands the day and year first above written.

LESSOR: /s/ JERRY W. NEEL, SR. 11/13/06		By	LESSEE J-KAN, INC. /S/JERRY NEEL JR. 11/13/06
JERRY W. NEEL, SR.			JERRY NEEL JR.
/s/ SANDRA C. NEEL 11/13/06
SANDRA C. NEEL

/s/ WILLIAM S. EDEN 11/13/06
NOTARY SEAL	WILLIAM S. EDEN Sebastian County My Commission Expires June 1, 2013

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